UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2023

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, Wynn Resorts, Limited (the "Company") entered into an amendment to its employment agreement (the "Billings Amendment") with Craig S. Billings, Chief Executive Officer of the Company. The Billings Amendment, which is effective as of June 1, 2023, extends the term of Mr. Billings' employment agreement through June 1, 2027 and also provides for the following compensation changes: (i) an increase to his annual base salary from $1,800,000 to $2,000,000, (ii) an increase to his annual target bonus from no less than 200% to no less than 250% of his annual base salary, (iii) an increase in the target value of his annual equity grant of restricted stock from 375% to 410% of his annual base salary.

Also, on June 1, 2023, the Company entered into an amendment to its employment agreement (the "Cameron-Doe Amendment") with Julie Cameron-Doe, Chief Financial Officer of the Company. The Cameron-Doe Amendment, which is effective as of June 1, 2023, extends the term of Ms. Cameron-Doe's employment agreement through June 1, 2026 and also provides for the following compensation changes: (i) an increase to her annual base salary from $900,000 to $950,000, (ii) an increase in the target value of her annual equity grant of restricted stock from 150% to 175% of her annual base salary, and (iii) an extension of her eligibility to participate in the senior executive health program until the later of the twelve-month anniversary of the expiration of the term of the employment agreement and the last payment date of any severance payment she may be receiving following specified termination of employment events, consistent with the employment agreements of the Company's other named executive officers.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full texts of the Billings Amendment and Cameron-Doe Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of June 1, 2023, by and between Wynn Resorts, Limited and Craig S. Billings.
10.2	Second Amendment to Employment Agreement, dated as of June 1, 2023, by and between Wynn Resorts, Limited and Julie Cameron-Doe.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: June 2, 2023	By:	/s/ Ellen F. Whittemore
Ellen F. Whittemore
Executive Vice President, General Counsel & Secretary